EXHIBIT 10.31


                                FUNDING AGREEMENT

         THIS FUNDING AGREEMENT ("Funding Agreement") is dated as of November 26, 2001, by and between SAC TECHNOLOGIES, INC., a Minnesota corporation, with headquarters located at 1285 Corporate Center Drive, Suite 175, Eagan, Minnesota 55121(the "Company"), and THE SHAAR FUND LTD., (the "Investor").

                               W I T N E S S E T H

         WHEREAS, the Investor has previously extended credit to the Company in the amount of $3,028,761; and

         WHEREAS, the Company wishes to induce the Investor to loan to the Company, and the Investor is willing to loan to the Company, subject to the terms and conditions set forth herein, up to an additional Two Million One Hundred Forty-Five Thousand and 00/100 ($2,145,000.00) Dollars.

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. LOAN. (a) Subject to the terms and conditions set forth herein, the Investor shall loan to the Company One Million Sixty-Five Thousand and 00/100 ($1,065,00.00) Dollars (the "Initial Advance") to the Company in same day U.S. funds by wire transfer to an account designated by the Company. The Initial Advance shall be evidenced by a Secured Note in substantially the form attached hereto as Exhibit C, in the principal amount of $4,092,920 (the "Initial Note") aggregating the Initial Advance and the amounts due under under prior notes (the "Prior Notes") delivered by the Company to the Investor as set forth in Schedule 1(a) annexed hereto, in the aggregate principal amount of Two Million Seven Hundred Seventy Thousand and 00/100 ($2,770,000) Dollars, and accrued interest of Two Hundred Fifty-Seven Thousand Nine Hundred Twenty and 00/100 ($257,920.00) Dollars through the date hereof.

               (b) The Investor agrees to loan up to an additional One Million Eighty Thousand and 00/100 ($1,080,000.00) Dollars to the Company by advancing (the "Advances") to the Company monthly, commencing March 2002 and ending August 2002, on a non-cumulative basis, an additional amount of $180,000 per month if


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the Market Price for the prior calendar month exceeds $1.00. Notwithstanding the foregoing, the Investor may, in its sole discretion, agree to fund other
Advances submitted by the Company, in such amounts as it may determine from time to time. To the extent that Advances or other funding is made available by the Investor or its affiliates from the date hereof until August 31, 2002, the Investor's obligation to fund Advances shall be reduced accordingly. As used herein, "Market Price" per Common Share means the average of the closing bid prices of the Common Shares as reported by Bloomberg LP for the Principal Market on which the Company's Common Stock is traded. Each Advance shall be evidenced by a Secured Note (the "Advance Notes") in substantially the form attached hereto as Exhibit C-1.

               (c) The Investor shall not be obligated to fund an Advance unless they shall have received at least ten (10) business days written notice from the Company, setting forth the amount requested and the use of said proceeds, which shall be in accordance with Schedule 6 hereto. No such notice shall be delivered prior to the first business day of the month of such Advance. Upon each funding hereunder, the Company shall deliver a Certificate of an executive officer of the Company, substantially in the form annexed hereto as Exhibit A.

               (d) Simultaneous herewith the Company shall issue and deliver five year Warrants to the Investor or its designee, granting to the Investor or its designee to purchase four million (4,000,000) shares of Common Stock with an exercise price of $1.00 per share. The Warrants shall contain cashless exercise provisions, and shall be substantially in the form annexed hereto as Exhibit B.

                    (e) The Investor shall not be obligated to make any Advances under Paragraph 1(b) hereof, unless on or prior to February 28, 2002, the Company (a) shall have secured all necessary shareholder approval to increase the number of authorized shares to 60,000,000 shares of Common Stock, and shall have made all necessary filings in respect thereof with the Secretary of State of Minnesota, (b) all representations and warranties made by the Company shall be true and correct in all material respects, as if same were made on the date of such advance, (c) the Company is in compliance with its filing obligations under the Registration Rights Agreement, and (d) the Company shall be in material compliance with all other obligations under the Related


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Agreements between the Company and the Holder.

         2. NOTES. The terms of the Initial Advance shall be set forth in and evidenced by the Initial Note. The terms of the Advances shall be set forth in and evidenced by one or more Secured Promissory Notes in the aggregate amount up to One Million Eighty Thousand and 00/100 ($1,080,000.00) Dollars, payable to the order of the Investor or its assignees (the Initial Note and the Advance Notes are hereinafter collectively referred to as the "Notes"). The Notes shall be secured pursuant to the terms of the Security Interest Provisions annexed hereto as Exhibit D.

         3. MUTUAL DELIVERIES.

               (a) Upon the delivery by the Investor of (i) the Initial Advance, as provided in Section 1 above, and (ii) the Prior Notes (or an indemnity reasonably acceptable to the Company) the Company shall deliver to the Investor the Initial Note.

               (b) The Company shall also deliver, or cause to be delivered, the original or execution copies of the following instruments and agreements duly executed by all parties thereto other than the Investor (together with the Initial Notes - the "Related Agreements"):

                    (i) this Agreement with the Security Interest Provisions (Exhibit D);

                    (ii) Series B Convertible Preferred Stock and 5% Convertible Debenture Exchange Agreement ("Exchange Agreement") and Annexes thereto in the form annexed hereto as Exhibit E;

                    (iii) Registration Rights Agreement in the form annexed hereto as Exhibit F;

                    (iv) the opinion of counsel in the form annexed hereto as Exhibit G; and

                    (v) executed letter agreements from Gary Wendt, Barry M. Wendt, Jeffrey Brown, H. Donald Rosacker, and Jeffrey J. May.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

               (a) The Company has the corporate power and authority to enter into this Funding


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Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Funding Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Funding Agreement and the Related Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

               (b) The execution, delivery and performance by the Company of this Funding Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably by expected to have a material adverse effect on the Company.

               (c) Except as set forth in Schedule 4(c) hereto, the Company is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

               (d) Except as set forth in Schedule 4(d) hereto, there is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation against or involving the Company, which might affect the validity or enforceability of this Funding Agreement or the Related Agreements or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

               (e) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Funding Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder, except for Federal and State Blue Sky securities law filings, and required filings pursuant to the Security Interest Provisions.

               (f) The Company has been duly organized and is validly existing as a corporation in good


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standing under the laws of the State of Minnesota. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its current ownership or leasing of any properties or its ownership or leasing of any properties or the character of its operations as currently conducted requires such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has all corporate power and authority, and has obtained all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies necessary to own or lease its properties and conduct its business other than those authorizations, approvals and such other documents the lack of which could not reasonably be expected to have a material adverse effect on the Company.

               (g) Except as set forth is Schedule 4 (g), the execution, delivery and performance of this Agreement by the Company and the Related Agreements to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Company's Articles of Incorporation or Bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation.

               (h) Except as set forth in the Company's filings with the Securities and Exchange Commission (the "SEC Filings") or in Schedule 4(h) hereto, there has been no material change in the capitalization, assets, or liabilities of the Company since the issuance of the financial statements, for the period ending December 31, 2000, delivered to Investor, nor is the Company in default under, or an Event of Default has occurred in respect of any Prior Agreement between the Company and the Investor.

               (i) CONTROL PERSONS. Except as set forth in the SEC Filings, none of the following has


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occurred during the past five (5) years with respect to the Company (or any subsidiary or predecessor entity) or control person of the Company (a "Person"):

                    (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                    (2) Such Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                    (3) Such Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                         (i) Acting, as an investment advisor, underwriter,
broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                         (ii) Engaging in any type of business practice; or

               (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

         (4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) of this item, or to be associated with persons engaged in any such activity;

         (5) Such person was found by a court of competent jurisdiction in a civil action or by the


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CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

               (j) Each party represents and warrants that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the Investor. Each party agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered in connection with this Agreement or the transactions contemplated hereby.

         5. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

               (a) The Investor has the corporate power and authority to enter into this Funding Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Investor of this Financial Agreement and the Related Agreements and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Investor. This Funding Agreement and the Related Agreements have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

               (b) The execution, delivery and performance by the Investor of this Funding Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

               (c) There is no pending, or to the knowledge of the Investor, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Funding Agreement or the Related Agreements.


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               (d) No consent or approval of, or exemption by, or filing with, any party of governmental or public body or authority is required in connection with the execution, delivery and performance under this Funding Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

               (e) The Investor has prior substantial investment experience, including investment in non-listed and non-registered securities and has had the opportunity to engage the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to the Investor in connection with this investment and to evaluate the merits and risks of this investment.

               (f) Such Investor is acquiring the Notes, the Warrants and shares of Common Stock issuable upon conversion (the "Securities") to be acquired hereunder for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Investor's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

               (g) Each party represents and warrants that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the Investor. Each party agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered in connection with this Agreement or the transactions contemplated hereby.

         6. USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees, and escrow fees in connection with the sale of the Notes) for the purposes and the amounts specified in Schedule 6 hereto, and the Company shall not vary such purpose or amount without the prior written consent of the Investor in each instance. Unless specifically consented to in advance in each instance by the Investor, the Company shall not, directly or indirectly, use such proceeds for the repayment of any outstanding loan by the Company, or the redemption of any equity securities.


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         7. COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as any of the Notes shall be outstanding, except as otherwise required under the Related Agreements, the Company shall:

               (a) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default as well as all lawful material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

               (b) Pay, or cause to be paid, all material debts and perform, or cause to be performed, all material obligations promptly and in accordance with the respective terms thereof.

               (c) Implement and maintain a standard system of accounting in accordance with generally accepted accounting principles ("GAAP").

               (d) Provide to the Investor copies of all SEC Filings within five
(5) days after filing.

               (e) Do, or cause to be done, all things that may be necessary to
(i) maintain its due organization, valid existence and good standing under the laws of its state of incorporation; (ii) preserve and keep in full force and effect all qualifications, registrations and licenses in those jurisdictions in which the failure to do so could or would have a material adverse effect; (iii) maintain its power or authority to carry on its business as now conducted; and
(iv) use its best efforts to keep available the services of its key present employees and agents and maintain its current relations with suppliers, customers, distributors and joint venture partners (subject to the business judgment of executive management).

               (f) At all times maintain, preserve, protect and keep material property used and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and from time to time make all needful and proper repairs, renewals, replacements, betterment and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.


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               (g) Keep adequately insured all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations.

               (h) The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (i) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or(ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed. Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to Investor, advisors to or representatives of Investor, unless prior to disclosure of such information, the Company identifies such information as being non-public information and provides Investor, such advisors and representatives with the opportunity in writing to accept or refuse to accept such non-public information for review and the Investor in writing agrees to accept such non-public information. The Company may, as a condition to disclosing any non-public information hereunder, require Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and Investor.

               (i) Not assume, guaranty or otherwise, directly or indirectly, become liable or responsible for the obligations of any other person or entity, except for 75% or greater owned subsidiaries, for the purpose of paying or discharging the obligations of such person or entity unless such guarantees relate to the business of the Company, are incurred in the ordinary course of its business and do not exceed in the aggregate $100,000.

               (j) Not declare or pay any cash dividends, or redeem any equity securities of the Company or authorize or make any other distribution on any class of equity securities of the Company except for the payment of dividends on the Series B Preferred Stock.

               (k) The Board of Directors shall promptly after the execution hereof, (x) adopt proper resolutions authorizing an increase in number of authorized shares of Common Stock to 60,000,000 shares, (y) recommend to, promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than February 28, 2002) and
(z) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's articles of incorporation to evidence


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such increase.

               (l) Not enter into any agreement or understanding which may, directly or indirectly, cause or effect a change in "control" of the Company as defined in Rule 405 under the Securities Act of 1933, without the prior written consent of the Investor, which shall not be unreasonably withheld.

               (m) The Company understands that a delay in the issuance of the Shares of Common Stock beyond five (5) days from delivery of the Conversion Notice delivered in accordance with the terms of this Agreement and the Notes, (the "Delivery Date") could result in economic loss to the Investor. As compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond seven (7) business days from Delivery Date:

                                         Late Payment For Each $10,000
                                         of Principal Amount of Notes
          No. Business Days Late         Being Converted
          ----------------------------------------------

                   1                              $100
                   2                              $200
                   3                              $300
                   4                              $400
                   5                              $500
                   6                              $600
                   7                              $700
                   8                              $800
                   9                              $900
                   10                             $1,000
                   >10                            $1,000 +$200 for each Business
                                                  Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Investor, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) business days after the Delivery Date, the Investor will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Investor shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

         8. COVENANTS OF THE INVESTOR. For so long as Investor owns any Notes, Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor or its affiliates may enter into any sale, hedging or similar arrangement it deems appropriate with respect to that number of shares of Common Stock equal to the number of shares of Common Stock covered by a particular Conversion Notice delivered under the Notes commencing on the day the Investor delivers such Conversion Notice (as contemplated by Section 7(m) hereof).

         9. RELEASE. Effective upon the mutual execution hereof , the Company and the Investor, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of the other party, and its direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Statement, and the agreements entered into in connection therewith (sometimes collectively referred to as the "Prior Agreements"), but excluding any claims under the Company Indemnity delivered pursuant to Paragraph 3(b) hereof or Section 6 of the Exchange Agreement. Each releasing party also fully waives any offsets it may have with respect to the amounts owed under the Prior Agreements. Additionally, each party represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

         (10) INDEMNIFICATION. If (i) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents or the Prior Agreements, or if such the Investor impleaded in any such action, proceeding or investigation by any person, or (ii) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by the Securities and Exchange Commission, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection


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with or as a result of the consummation of the transactions contemplated by the
Transaction Documents or the Prior Agreements, or if the Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company hereby agrees to indemnify, defend and hold harmless the Investor from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Investor, directly or indirectly, and reimburse such Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, the Company will reimburse the Investor for reasonable internal and overhead costs for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of the Transaction Documents, the Prior Agreements or the Note. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have (other than matters specifically addressed in the Registration Rights Agreement, which shall be governed solely by that agreement), shall extend upon the same terms and conditions to any affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor, any such affiliate and any such person. The Company also agrees that neither the Investor nor any such affiliate, partner, director, agent, employee or controlling person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents or the Prior Agreements, except as provided in or contemplated by the Transaction Documents. Notwithstanding the foregoing, the indemnification agreement contained within this Section 9 shall not apply (i) to any action, proceeding, or investigation which is based on or relating to (A) Investor's trading activities; (B) Investor's violation of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder, including, but not limited to, Investors use of material non-public information; (C) actions for which indemnification would not be available to Investor under the Registration

Rights Agreement; or (D) actions which are not in compliance with any obligation of Investor under any of the Transaction Documents, or (ii) to any indemnity or undertaking by Investor in favor of the Company in connection with any lost, stolen, or missing Prior Notes or Certificates evidencing other securities.

         11. ASSIGNMENT. Subject to compliance with applicable securities law, this Funding Agreement and the Related Agreements may be assigned by the Investor to transferees or assignees of the Note, provided that the Company is, prior to or simultaneously with such transfer, furnished with written notice of the name and address of such transferee or assignee, and such assignee agrees in writing to be bound by the terms hereof and provided further that, if the Note is only assigned or transferred in part, then such assignment shall only be made in part on an appropriate proportionate basis. If there is a conflict between this provision and any provision of the Related Agreements, this provision shall govern.

         12. RIGHT OF FIRST REFUSAL.

                  (i) The Company covenants and agrees that if during the period from the date hereof through the date on which the Notes are paid in full, the Company offers to enter into any transaction (a "New Transaction") for the sale of Common Stock (other than in connection with an acquisition, merger or other business combination), the Company shall notify the Investor in writing of all of the terms of such offer (a "New Transaction Offer"). The Investor shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the tenth business day after the Investor's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

               (ii) If, and only if, the Investor does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on substantially the terms specified in the New Transaction Offer within ninety (90) days of the Right of First Refusal Expiration Date.

                  (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any material respect to the New Investor, the Company shall give the Investor a New Transaction Offer relating to the terms of the New


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Transaction, as so changed, and the Investor's Right of First Refusal and the preceding terms of this paragraph 11 shall apply with respect to such changed terms.

         13. REGISTRATION RIGHTS. Reference is made to the Registration Rights Agreement. The Company's acknowledges that the Investor has certain rights under the Registration Rights Agreement with respect to the Common Stock issuable upon conversion of the Notes..

         14. SECURITY INTEREST RELEASE PROVISIONS. The Investor agrees to execute necessary documents to release its Security Interest in the Collateral pursuant to the Security Interest Provisions upon the Company securing cash investments of not less than $5,000,000 in new shareholder equity. The Company further covenants and agrees that , notwithstanding such release, it will not grant any other security interest or other lien or rights in the Collateral (however denominated) as long as any of the Notes remain outstanding.

         15. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:                   SAC Technologies, Inc.
                           1285 Corporate Center Drive
                           Suite 175
                           Eagan, Minnesota 55121
                           Telephone No.: (651) 687-0414
                           Telecopier No.:


                           with a copy to:

                           Vincent Vietti, Esq.
                           Eleven Penn Center
                           14th Floor
                           1835 Market Street
                           Philadelphia, PA 19103-2895
                           215-665-8760 (Philadelphia) Fax

PURCHASER:                 The Shaar Fund Ltd.
                           Kaya Flamboyan 9
                           Curacao
                           Netherlands Antilles
                           (Tel: 599-9-732-2222)
                           (Fax: 599-9-732-2225)

with copies  (which shall not constitute notice) to:

                           Levinson Capital Management, LLC
                           35 East Grassy Sprain Road
                           Suite 300 Yonkers, NY 10710

                           Phone number: 914-395-0096
                           Fax number: 914-395-0059

ESCROW AGENT:              Krieger & Prager, Esqs.
                           39 Broadway, Suite 1440
                           New York, New York 10006
                           Telephone No.: (212) 363-2900

                           Facsimile No.: (212) 363-2999

         16. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Funding Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Funding Agreement. If any such invalidity, unenforceability or illegality of a provision of this Funding Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Funding Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Funding Agreement generally.

         17. EXECUTION IN COUNTERPARTS. This Funding Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Funding Agreement.

         18. The Company shall pay all fees and disbursements of the Investor with respect to the preparation and enforcement of this Agreement and the Related Agreements.

         19. GOVERNING LAW. This Agreement and the Related Agreements shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Minnesota Business

Corporation Act would apply to the internal corporate governance of the Company. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

         20. JURY TRIAL WAIVER. The Company and Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

         21. RESTATED AGREEMENT. As hereby restated, this Agreement supercedes any prior agreement between the parties with respect to the subject matter hereof, and the Notes heretofore delivered pursuant to this Agreement shall be deemed amended in accordance with the provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Funding Agreement as of the date first written above.

                                                     SAC TECHNOLOGIES, INC.


                                                     By: _______________________
                                                         Name:
                                                         Title:




                                                     THE SHAAR FUND LTD.


                                                     By: _______________________
                                                         Name:
                                                         Title: